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                                                                   Exhibit 99.14

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to the use in the "Election of Directors of New Iron Mountain" section of the Prospectus constituting part of the Registration Statement on Form S-4 of Pierce Leahy Corp., as amended, of my name as a nominee to be a director of Pierce Leahy Corp. effective upon the closing of the merger described in such Prospectus.

                                                          /s/ Vincent J. Ryan
                                                          ---------------------
                                                          Vincent J. Ryan
                                                          November 18, 1999